NEWBRIDGE
GLOBAL VENTURES INC

January 31, 2018

Ryan Hodson
Kodiak Capital Group, LLC,
260 Newport Center Drive
Newport Beach, CA 92660
Via email: ryan@kodiakfunds.com

Dear Ryan:

In accordance with Section 1 of the Advisory Service Agreement dated November 22, 2017 ("ASA") between NewBridge Global Ventures, Inc., a Delaware corporation ("NewBridge") and Kodiak Capital Group, LLC ("Kodiak"), NewBridge hereby provides notice of its termination of the ASA, effective March 2, 2018.

In connection with the termination of the ASA, NewBridge also terminates the Equity Purchase Agreement and Registration Rights Agreement, each dated November 22, 2017, between NewBridge and Kodiak. The termination of these agreements shall be effective immediately.

Regards,

Mark T. Mersman, CEO
NewBridge Global Ventures, Inc.